Exhibit 99.1

Trinity Capital Inc. Announces Preliminary Estimates of Financial Results for Fourth Quarter and Year Ended 2025

PHOENIX, February 3, 2026 – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital” or the “Company”), a leading alternative asset manager, today announced preliminary estimates of financial results for the fourth quarter and year ended December 31, 2025.

Trinity Capital’s preliminary estimate of its fourth quarter 2025 net investment income is in the range of $0.51 to $0.53 per share. Trinity Capital’s preliminary estimate of its net asset value per share as of December 31, 2025 is in the range of $13.36 to $13.44. Lastly, Trinity Capital's preliminarily estimates that its investments on non-accrual status comprised approximately 0.7% of the total debt investment portfolio at fair value and approximately 0.9% at cost as of December 31, 2025.

Trinity Capital will hold a conference call to discuss its fourth quarter and full year 2025 financial results at 12:00 p.m. Eastern Time on Wednesday, February 25, 2026. To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ425 if asked, approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until March 4, 2026. To access the replay, please dial (800) 723-0389 or (402) 220-2647.

A live webcast of the fourth quarter 2025 financial results conference call will also be available on the investor relations section of the Company's website at ir.trinitycapital.com. A replay will be available on the Company's website following the conference call.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies across five distinct lending verticals: Sponsor Finance, Equipment Finance, Tech Lending, Asset Based Lending, and Life Sciences. Headquartered in Phoenix, Arizona, Trinity Capital’s dedicated team is strategically located across the United States and Europe. For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn and X (@trincapital).

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including, but not limited to, the preliminary estimates of the Company’s financial information and results for the fourth quarter and year ended December 31, 2025, which are based on current information available to the Company as of the date hereof. Although management of the Company believes that the expectations reflected in those forward-looking statements are reasonable, the Company can give no assurance that those expectations will prove to be correct. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein, except as required by applicable securities laws and regulations. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

The preliminary financial estimates furnished above are based on management’s preliminary determinations and current expectations as of the date hereof, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management of the Company. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimates, and, accordingly, does not express an opinion or any form of assurance with respect thereto. These preliminary estimates are subject to completion of the Company’s financial closing and review procedures and are not a comprehensive statement of the Company’s financial results or valuations as of, or for the period ended, December 31, 2025. Actual results may differ materially from these preliminary estimates as a result of the completion of the Company’s financial closing and review procedures, final adjustments, valuation process and other developments that may arise between now and the time that the Company’s financial results for such period are finalized.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trincapinvestment.com